AMENDMENT #3 TO
                        AGREEMENT FOR WHOLESALE FINANCING
                              (Security Agreement)


This Amendment #3 to the Agreement for Wholesale Financing (this "Amendment") is made as of March 13, 1998 by and between MicroAge Computer Centers, Inc., a Delaware corporation ("MCCI"), MicroAge Logistics Services, Inc., a Delaware corporation ("MLS") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS

         MCCI, MLS and IBM Credit have entered into that certain Agreement for Wholesale Financing dated as of December 17, 1993 (as amended, supplemented or as otherwise modified from time to time, the "Agreement").

         The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

                                    AGREEMENT

         NOW,  THEREFORE,  in  consideration  of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MCCI and MLS ("we" or "us") and IBM Credit ("you") hereby agree as follows:

Section 1. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2.  Modification of Agreement

         A. Paragraph 8 of the Agreement is hereby amended by deleting the fifth sentence therein, and substituting in lieu thereof, the following sentence:

         "We also agree that such insurance policy shall include a lender's loss payable endorsement or mortgagee clause in form and substance satisfactory to you designating that any loss payable thereunder with respect to such Products shall be payable to you."

         B. Paragraph 13(b) of the Agreement is hereby amended by deleting such Paragraph 13(b) in its entirety and substituting, in lieu of thereof, the following Paragraph 13(b):

         "(b) {Deleted - space reserved to preserve overall numbering scheme}"

         C. Paragraph 13(c) of the Agreement is hereby amended by deleting such Paragraph 13(c) in its entirety and substituting, in lieu of thereof, the following Paragraph 13(c):

         "(c) The Consolidated Group shall at all times maintain, on a consolidated basis, a ratio of (i) the sum of (A) total liabilities plus (B) that portion of the Outstanding Balance (as defined in the Purchase Agreement executed with Deutche Financial Services (DFS) of all Sold Receivables (as defined in the Purchase Agreement executed with DFS) which we and our affiliates have elected to receive if we and our affiliates have received any or all of the amount due prior to Collections (as defined in the Purchase Agreement executed with DFS) of such Sold Receivables by DFS pursuant to Section 2.1.B of such Purchase Agreement, to (ii) Tangible Net Worth of less than six and one half (6.5) to one (1.0) (the "Leverage Ratio")."

         D. Paragraph 13(d) of the Agreement is hereby amended by deleting such Paragraph 13(d) in its entirety and substituting, in lieu of thereof, the following Paragraph 13(d):

         "(d) The Consolidated Group shall at all times maintain, on a consolidated basis, a ratio of (i) the sum of (A) current assets plus (B) the Outstanding Balance of all Sold Receivables to (ii) the sum of (C) current liabilities plus (D) that portion of the Outstanding Balance of all Sold Receivables which we and our affiliates have elected to receive if we and our affiliates have received any and all of the amount due prior to Collection of such Sold Receivables by you pursuant to the third sentence of Section 2.1.B of the Purchase Agreement, of not less than one (1.0) to one (1.0)."

         E. Paragraph 15 (b) (2) of the Agreement is hereby amended by inserting therein immediately following the word "consultants" the words ", any participant of or any party or parties you may enter into discussions with to assign or participate a portion of your interests in connection with any obligations owed by us, including the obligations owed by us to DFS in which you are participating pursuant to the Participation Agreement executed by and between you and DFS on August 3, 1995,"

Section 3. Representations and Warranties. We make to you the following representations and warranties all of which are material and are made to induce you to enter into this Agreement.

Section 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by us in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by us in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 3.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause us not to be in compliance with the terms of any agreement to which we are a party.

Section 3.3 Litigation. Except as has been disclosed by us to you in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against us, which if adversely determined, would materially adversely affect our ability to perform our obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section  3.4   Enforceability  of  Amendment.   This  Amendment  has  been  duly
authorized, executed and delivered by us and is enforceable against us in accordance with its terms.

Section 4. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. We hereby, ratify, confirm and agree that the Agreement, as amended hereby, represents a valid and enforceable obligation of ours, and is not subject to any claims, offsets or defense.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Arizona.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.


MICROAGE COMPUTER CENTERS, INC.             MICROAGE LOGISTICS SERVICES, INC.

By: /s/ James R. Daniel                     By: /s/ James R. Daniel
   ---------------------------                 ----------------------------
Title:  Treasurer                           Title:  Treasurer
      ------------------------                    -------------------------
    /s/ James H. Domaz                          /s/ James H. Domaz
------------------------------              -------------------------------
        Asst. Secretary                             Asst. Secretary


Accepted and Agreed:

IBM CREDIT CORPORATION

By:  /s/ Ronald J. Bachner
   ---------------------------
Title:  Mgr. Global Strategic
      ------------------------
        Account Marketing